Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE: March 26, 2010
CRC Health Corporation Reports Operating Results
For the Quarter and Twelve Months Ended December 31, 2009

CUPERTINO, CA, March 26, 2010 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and youth services through its wholly owned consolidated subsidiaries, announced its results for the fourth quarter and twelve months ended December 31, 2009.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes therapeutic educational programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children, adolescents, and young adults struggling with academic, emotional, and behavioral issues.

For the year ended December 31, 2009, consolidated net revenue decreased $24.6 million, or 5.4%, to $429.6 million in 2009 from $454.2 million in 2008. Additionally, during the year ended 2009, consolidated operating expenses decreased $136.9 million or 25.5% to $399.2 million from $536.1 million. Excluding asset impairment of $2.3 million and goodwill impairment of $30.5 million in 2009 and an asset impairment of $4.5 million and goodwill impairment of $142.2 million in 2008, operating expenses decreased $23.0 million, or 5.9%, to $366.4 million in 2009 from $389.4 million in 2008. Excluding impairments, operating income (loss) decreased $1.7 million, or 2.6%, to $63.2 million in 2009 from $64.9 million in 2008. However, operating margins increased to 14.7% from 14.3% reflecting a lower cost structure and expense controls year over year.

For the fourth quarter ended December 31, 2009, consolidated net revenue decreased $1.9 million or 1.8% to $104.7 million compared to the same period in 2008. Excluding combined asset and goodwill impairments of $5.6 million in 2009 and $4.5 million in 2008, fourth quarter 2009 consolidated operating expenses decreased $4.0 million, or 4.2%, to $90.7 million from $94.7 million in the same period of 2008.

For the twelve months ended December 31, 2009, adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $1.2 million or 1.2% to $98.9 million from $97.7 million resulting in adjusted pro forma EBITDA margins of 23.0% and 21.4% in 2009 and 2008, respectively. Fourth quarter adjusted pro forma  EBITDA increased $2.3 million, or 10.9%, to $23.4 million in 2009 from $21.1 million in 2008 with corresponding adjusted pro forma  EBITDA margins of 22.4% and 19.9% for 2009 and 2008, respectively.

At December 31, 2009, the Company substantially completed activities under its restructuring plan initiated in the fourth quarter of 2008 (the “FY08 Plan”). The purpose of the plan was to further align the Company’s resources with its strategic business plan through workforce reductions, facility consolidations, and facility exit actions. Actions under the FY08 Plan were primarily focused on facilities which had been negatively impacted by the economic crisis and the depressed credit markets. Remaining actions under the FY08 plan primarily include minimum lease payments for facilities which were closed but for which the Company still maintains lease obligations through 2016. In total, facilities discontinued under the FY08 plan include five facilities in 2009 and ten facilities in 2008. Of the fifteen facilities discontinued, four facilities were sold. At December 31, 2009, the Company has incurred $3.6 million in liabilities related to activities under the FY08 plan.

Facilities which have been held for sale, or otherwise disposed of as of December 31, 2009 are reflected as discontinued operations in the Company’s consolidated statements of operations and in its consolidated balance sheets.

Additionally, during 2009, the Company initiated a private student loan program to assist students and families access its adolescent and young adult treatment services within the Company's healthy living division. At December 31, 2009, the Company had made approximately $4.0 million in loans related to its student loan program.

Historical Financial Results

Fourth Quarter and Twelve Months Ended December 31, 2009 Consolidated Financial Results:

Recovery Division:

Three Months Ended December 31, 2009 Compared to Three Months Ended December 31, 2008

·
Net revenue increased $3.0 million, or 3.9%, to $79.9 million for the quarter from $76.9 million from the comparable prior-year quarter. Same-facility net revenue increased
$3.0 million, or 3.9%, to $79.9 million for the quarter from $76.9 million from the comparable prior-year quarter. The increase in same-facility net revenue was primarily driven by a 3.1% increase in census.

·
Our recovery division incurred an operating expense decrease of $5.2 million, or 8.8%, to $54.5 million primarily due to a decrease of $4.5 million in non-cash asset impairment charge. Excluding the effects of impairment, recovery division operating expenses remained essentially unchanged for the fourth quarter of  2009 compared to the same period in the prior year. Recovery division same-facility decrease in operating expenses was $4.8 million, or 8.7%, representing a decline in operating expenses year over year due to a decrease of $4.2 million in non-cash asset impairment. Excluding impairments, same facility operating expenses were unchanged for the fourth quarter of 2009 compared to the same period in the prior year.

·
Adjusted pro forma revenue increased $3.0 million, or 3.9%, to $79.9 million for the quarter from $76.9 million from the comparable prior-year quarter. Adjusted pro forma
 EBITDA increased $4.5 million, or 18.7%, to $28.6 million for the quarter from $24.1 million from the comparable prior-year quarter.

Twelve Months Ended December 31, 2009 Compared to Twelve Months Ended December 31, 2008

·
Net revenue increased $2.5 million, or 0.8%, to $311.8 million for the twelve months ended December 31, 2009 from $309.3 million from the comparable prior-year period.
Same-facility net revenue decreased $0.2 million, or 0.1%, to $309.0 million for the twelve months from $309.2 million from the comparable prior-year period. The decrease in same-facility net revenue was driven by a same-facility decrease of $7.4 million, or 3.7% in residential facilities offset by increases of $7.0 million, or 6.6% in comprehensive treatment centers ("CTCs") and $0.2 million in outpatient services. Year over year census increased 4.6%.

·
Our recovery division incurred a decrease of $10.0 million, or 4.5%, in operating expenses to $214.4 million from $224.4 million year over year. Recovery division, same-facility operating expenses decreased $11.4 million, or 5.6% to $192.4 million. Excluding non-cash asset impairment charges of $4.5 million in 2008, total operating expenses for 2009 decreased $5.5 million or 2.5% to $214.4 million and same-facility operating expenses decreased $6.9 million or 3.4% to $192.4 million.
The decrease in operating expenses within the recovery division resulted from cost control actions as well as from the sale and closure of facilities under the FY08 restructuring plan.

·
Adjusted pro forma revenue decreased $0.7 million, or 0.2%, to $311.8 million for the twelve months ended December 31, 2009 from $312.5 million from the comparable prior-year period. Adjusted pro forma EBITDA increased $8.9 million, or 8.9%, to $109.4 million for the twelve months from $100.5 million from the comparable prior-year period.

Healthy Living Division:

Three Months Ended December 31, 2009 Compared to Three Months Ended December 31, 2008

·
Net revenue decreased $4.9 million, or 16.5%, to $24.8 million for the quarter from $29.7 million from the comparable prior-year quarter. Same-facility net revenue decreased $4.8 million, or 16.1%, to $24.8 million for the quarter from $29.5 million from the comparable prior-year quarter. The decrease in same-facility net revenue was driven by a 12.4% decrease in census and a 3.7% increase in rates. The decrease in census during the quarter was significantly impacted by the economic downturn as well as by a decrease in the availability of credit to families.

·
Our healthy living division incurred an increase of $3.3 million in operating expense, or 10.7%, primarily driven by an increase of $5.6 million in non-cash goodwill impairment charges slightly offset by decreases in net operating expenses related to facility closures and restructuring activities.

·
Adjusted pro forma revenue decreased $4.9 million, or 16.4%, to $24.8 million for the quarter from $29.7 million from the comparable prior-year quarter. Adjusted pro forma EBITDA decreased $2.7 million, or 225.0%, to $(1.5) million for the quarter from $1.2 million from the comparable prior-year quarter.

Twelve Months Ended December 31, 2009 Compared to Twelve Months Ended December 31, 2008

·
Net revenue decreased $27.0 million, or 18.7%, to $117.5 million for the twelve months ended December 31, 2009 from $144.5 million from the comparable prior-year period. Same-facility net revenue decreased $27.8 million, or 19.3%, to $116.4 million for the twelve months from $144.2 million from the comparable prior-year period.
The decrease in same-facility net revenue was primarily driven by a $14.8 million, or 18.2% decrease in same-facility residential boarding schools and a $10.1 million, or 28.4% decrease in outdoor camps, and $2.8 million decrease in weight management. Overall, there has been a significant lessening of demand for healthy living division services as a result of declining economic conditions and the inability of families to access the credit markets to fund the cost of our programs.

·
Our healthy living division incurred a net operating expense decrease of $129.4 million, or 45.8%, due to a decrease in non-cash goodwill impairment charges of
$109.5 million and by reductions in other operating expenses. Excluding the impairment charges, healthy living division operating expenses decreased by
$19.9 million, or 14.2%, compared to the same period in 2008 primarily due to decreases in salaries and in supplies, facilities, and other costs relating to facility closures and restructuring activities.

·
Adjusted pro forma revenue decreased $27.0 million, or 18.7%, to $117.5 million for the twelve months from $144.5 million from the comparable prior-year period.
Adjusted pro forma EBITDA decreased $6.3 million, or 45.0%, to $7.7 million for the twelve months from $14.0 million from the comparable prior-year period.

Corporate:

Three Months Ended December 31, 2009 Compared to Three Months Ended December 31, 2008

·	Our corporate division incurred an operating expense decrease of $1.0 million or 11.4% to $7.6 million from $8.6 million.

·	Adjusted pro forma EBITDA increased $0.5 million, or 11.9%, to $(3.7) million from $(4.2) million from the comparable prior-year quarter.

Twelve Months Ended December 31, 2009 Compared to Twelve Months Ended December 31, 2008

·
Our corporate division incurred a net operating expense increase of $2.5 million, or 8.7%, to $31.4 million from $28.9 million due primarily to increases in salaries and benefits relating to the consolidation of certain healthy living division administrative functions into the corporate administrative function.

·	Adjusted pro forma EBITDA decreased $1.4 million, or 8.3%, to $(18.2) million from $(16.8) million from the comparable prior-year period.

 The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions in 2008 occurred at any date, nor does such information purport to project the results of operations for any future period.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of EBITDA, as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10¾% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, EBITDA analysis is done on a consolidated basis and does not give effect to discontinued operations presentation. CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands, except share amounts)

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,982	$2,540
Restricted cash	420	—
Accounts receivable, net of allowance for doubtful accounts of $5,327 in 2009 and $5,409 in 2008	31,558	30,826
Prepaid expenses	7,489	7,703
Other current assets	1,306	1,618
Income taxes receivable	676	—
Deferred income taxes	6,346	4,029
Current assets of discontinued operations, facility exits	1,720	14,125
Total current assets	54,497	60,841
PROPERTY AND EQUIPMENT—Net	125,215	129,728
GOODWILL	573,594	604,078
INTANGIBLE ASSETS—Net	335,049	354,463
OTHER ASSETS—Net	19,619	20,065
TOTAL ASSETS	$1,108,334	$1,169,175
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,011	$6,165
Accrued liabilities	29,851	29,061
Income taxes payable	—	1,201
Current portion of long-term debt	8,814	6,522
Other current liabilities	25,992	31,657
Current liabilities of discontinued operations, facility exits	2,114	703
Total current liabilities	69,782	75,309
LONG-TERM DEBT—Less current portion	622,262	646,630
OTHER LONG-TERM LIABILITIES	8,735	7,553
LIABILITIES OF DISCONTINUED OPERATIONS, FACILITY EXITS	1,679	1,909
DEFERRED INCOME TAXES	117,334	134,331
Total liabilities	819,792	865,732
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value—1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2009 and 2008	—	—
Additional paid-in capital	454,880	444,275
Accumulated deficit	(161,363)	(134,764)
Accumulated other comprehensive loss	(4,975)	(6,289)
Total CRC Health Corporation stockholder’s equity	288,542	303,222
NONCONTROLLING INTEREST	—	221
Total equity	288,542	303,443
TOTAL LIABILITIES AND EQUITY	$1,108,334	$1,169,175

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 and 2008
(In thousands)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
NET REVENUE:
Net client service revenue	$104,735	$106,646	$429,590	$454,204
OPERATING EXPENSES:
Salaries and benefits	50,734	54,539	212,149	226,613
Supplies, facilities and other operating costs	30,773	33,354	123,570	134,366
Provision for doubtful accounts	3,275	1,505	7,839	6,408
Depreciation and amortization	5,962	5,328	22,857	21,971
Asset impairment	—	4,525	2,257	4,536
Goodwill impairment	5,578	—	30,497	142,862
Total operating expenses	96,322	99,251	399,169	536,121
OPERATING INCOME (LOSS)	8,413	7,395	30,421	(81,917)
INTEREST EXPENSE	(8,820)	(13,972)	(44,158)	(54,104)
GAIN ON DEBT REPURCHASE	—	8,086	—	8,086
OTHER INCOME (EXPENSE)	—	35	(82)	1
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(407)	1,544	(13,819)	(127,934)
INCOME TAX EXPENSE (BENEFIT)	2,488	2,401	4,016	(6,276)
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(2,895)	(857)	(17,835)	(121,658)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($3,408) and ($1,833) in the three months ended December 31, 2009 and 2008, and ($4,961) and ($10,855) in the twelve months ended December 31, 2009 and 2008, respectively)	(6,063)	(3,444)	(8,826)	(20,400)
NET LOSS	(8,958)	(4,301)	(26,661)	(142,058)
LESS: NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(91)	(97)	(62)	(153)
NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(8,867)	$(4,204)	$(26,599)	$(141,905)

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION:
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	$(2,805)	$(772)	$(17,778)	$(121,496)
DISCONTINUED OPERATIONS, NET OF TAX	(6,062)	(3,432)	(8,821)	(20,409)
NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(8,867)	$(4,204)	$(26,599)	$(141,905)

Reconciliation of GAAP "Cash Flows Provided By Operating Activities" to non-GAAP "EBITDA Attributable
to CRC Health Corporation" and Reconciliation of non-GAAP "EBITDA Attributable to CRC Health Corporation GAAP Net Loss"
(In thousands) (unaudited)
	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Cash flows provided by operating activities	$7,470	$3,086	$37,028	$24,176
Acquisition and financing related costs	––	––	(62)	––
Amortization of debt discount and other financing costs	(1,011)	(1,179)	(4,290)	(4,536)
Stock-based compensation	(1,377)	(2,179)	(5,541)	(6,026)
Deferred income taxes	1,356	(6,918)	7,253	19,756
Net effect of changes in non-current net assets	(3,353)	350	(735)	221
Goodwill impairment	(5,578)	(624)	(30,497)	(142,862)
Asset impairment	(6,940)	(6,956)	(11,500)	(30,836)
Net effect of working capital changes	6,559	15,683	4,887	21,013
Interest expense	8,822	13,975	44,166	54,122
Income tax (benefit) expense	(919)	568	(945)	(17,131)
EBITDA attributable to CRC Health Corporation	5,029	15,806	39,764	(82,103)
Interest expense	(8,822)	(13,975)	(44,166)	(54,122)
Income tax expense (benefit)	919	(568)	945	17,131
Depreciation and amortization	(5,993)	(5,467)	(23,142)	(22,811)
Net loss attributable to CRC Health Corporation	$(8,867)	$(4,204)	$(26,599)	$(141,905)

Reconciliation of non-GAAP "EBITDA attributable to CRC Health Corporation" to non-GAAP "Adjusted pro forma EBITDA attributable to CRC Health Corporation"
(In thousands) (unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
EBITDA attributable to CRC Health Corporation	$5,029	$15,806	$39,764	$(82,103)
Pre-acquisition Adjusted EBITDA from other acquisitions in 2008	––	––	––	1,083
Adjustments for discontinued operations	942	608	2,222	1,991
Expenses incurred related to the Transactions	––	––	––	––
Unrecognized profit on deferred revenue	––	––	––	13
Asset impairment	6,940	6,955	11,500	30,836
Goodwill impairment	5,578	624	30,497	142,862
Non-impairment restructuring activities	1,111	1,584	3,653	1,584
Stock-based compensation expense	1,377	2,186	5,541	6,032
Foreign exchange translation	(29)	(7)	(8)	28
(Gain) loss on debt repurchase	––	(8,086)	––	(8,086)
(Gain) loss on interest rate swap	––	(35)	––	(1)
Other financing costs	9	114	12	114
Loss (gain) on fixed asset disposal	629	89	1,509	68
Loss (gain) on facility disposal	71	––	47	––
Management fees	1,009	545	3,052	2,175
Transaction expense	(33)	853	84	854
Write-off of cancelled acquisitions	––	5	62	244
Noncontrolling interest in loss of subsidiaries	(90)	(97)	(62)	(153)
Franchise taxes	44	44	79	171
Write-off of miscellaneous accounts (non-cash)	11	––	11	8
Non-cash charge for lease adjustment	402	––	402	––
Non-cash charge for insurance adjustment	494	––	494	––
Adjusted pro forma EBITDA attributable to CRC Health Corporation	$23,494	$21,188	$98,859	$97,720

CRC Health Corporation Selected Statistics	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Recovery Division:
Number of inpatient facilities - end of period	31	30
Number of outpatient facilities - end of period	15	15
Number of comprehensive treatment clinics ("CTCs") - end of period	54	64
Available beds - end of period	1,923	1,910
Patient days - Inpatient	554,591	553,559
Net revenue per patient day - inpatient	$365.09	$367.38
Patient days - CTCs	9,427,599	9,008,216
Net revenue per patient day - CTCs	$11.95	$11.74

Healthy Living Division - Aspen Programs:
Number of facilities - end of period	24	29
Patient days	319,014	385,283
Net revenue per patient day	$288.31	$303.91

Healthy Living Division - Weight Management:
Number of facilities - end of period	18	17
Patient days	85,580	94,201
Net revenue per patient day	$297.89	$291.05

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Tuesday, March 30, 2010 beginning at 1:00 PM Eastern Time (10:00 AM Pacific Time). The number to call within the United States is (877) 604-9673. Participants outside the United States should call 719-325-4828. The conference ID is 9378465.

A replay of the conference call will be available starting at 4:00 PM Eastern Time on Tuesday March 30, 2010 until  4:00 PM Eastern Time Tuesday April 6, 2010. The replay number for callers within the United States is 888-203-1112 or 719-457-0820 from outside the United States and the conference ID for all callers is 9378465.

Forward-Looking Statements

This press release includes or may include "forward-looking statements." All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC's services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC's services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC's outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC's ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC's management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC's debt documents.

Contact:
CRC Health Corporation
Kevin Hogge, 877-272-8668
Chief Financial Officer